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Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal $20,000,000.00	Loan Date 08-11-2003	Maturity 08-01-2004	Loan No 11552	Call/Cell	Account 209600	Officer JM	Initials

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.
Borrower:	ZENITH NATIONAL INSURANCE CORP., A DELAWARE CORPORATION 21255 CALIFA AVENUE WOODLAND HILLS, CA 91367	Lender:	City National Bank, NA Westside Commercial Banking Services #674000 400 North Roxbury Drive Beverly Hills, CA 90210
Principal Amount: $20,000,000.00	Initial Rate: 4.000%	Date of Agreement: August 11, 2003

DESCRIPTION OF EXISTING INDEBTEDNESS.    Promissory Notes ("Note") dated August 9, 2002, in favor of City National Bank, NA ("Lender"), executed by Zenith National Insurance Corp., a Delaware corporation ("Borrower") in the original principal amount of $20,000,000.00, payable in full on August 1, 2003, subject to any installment maturities in the Note. The principal balance on the Note as of August 11, 2003 is $00.00.

DESCRIPTION OF CHANGE IN TERMS.    Maturity date of the Note is hereby extended to August 1, 2004.

CONTINUING VALIDITY.    Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreement evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of the Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

BORROWER:
ZENITH NATIONAL INSURANCE CORP., A DELAWARE CORPORATION
By:	/s/ STANLEY R. ZAX STANLEY R. ZAX,
BOARD CHAIRMAN/PRESIDENT of ZENITH NATIONAL INSURANCE CORP., A DELAWARE CORPORATION

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  Exhibit 10.1